Exhibit A

JOINT FILING AGREEMENT

          The undersigned hereby agree that this Statement on Schedule 13G with respect to the shares of Common Stock of Neose Technologies, Inc., dated as of February 13, 2009, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Act.

Date: February 13, 2009

MHR CAPITAL PARTNERS MASTER ACCOUNT LP
By:	MHR Advisors LLC,
its General Partner

By:	/s/ Hal Goldstein
	Name:	Hal Goldstein
	Title:	Vice President

MHR ADVISORS LLC
By:	/s/ Hal Goldstein
	Name:	Hal Goldstein
	Title:	Vice President

MHR FUND MANAGEMENT LLC
By:	/s/ Hal Goldstein
	Name:	Hal Goldstein
	Title:	Managing Principal

MARK H. RACHESKY, M.D.
By:	/s/ Hal Goldstein, Attorney in Fact